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                                                                     EXHIBIT 4.1


                          Incorporated Under the             *__________*
      *__*            Laws of the State of Delaware
                             October 13, 2000



                QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.




THIS IS TO CERTIFY THAT           *          *           is the registered owner
                        --------------------------------
of                                *          *         Shares of COMMON STOCK of
   ---------------------------------------------------

                Quantum Fuel Systems Technologies Worldwide, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney, upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ___ day of ____________, 200_.


          -----------------------------    -------------------------------
            Cathy Johnston, Secretary        Alan Niedzwiecki, President

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     For value Received, ................. hereby sell, assign and transfer unto

     ...........................................................................

     ................................................ Shares of the Common Stock

     of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint ..............................

     Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof,

     with full powers of substitution in the premises.

                                   Dated .................. A.D. ............

                                         ....................................

In Presence of:

 ......................................................